UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 25, 2013 (the “Closing Date”), Affinia Group Inc. (the “Company”) completed an offering of $250 million aggregate principal amount of its 7.750% Senior Notes due May 2021 (the “Notes”) at a price equal to 100% of their face value. The Notes will be governed by an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, Affinia Group Intermediate Holdings Inc. (“Parent”), certain of the Company’s U.S. subsidiaries, as guarantors (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”). The Company’s obligations under the Indenture and Notes are guaranteed by the Guarantors.

On the Closing Date, the Company also entered into a new Term Loan Facility (the “Term Loan Facility”) among Parent, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and other agents party thereto. The Term Loan Facility provides for a $200 million term loan (“Term Loan B-1”) and a $470 million term loan (“Term Loan B-2” and, together with Term Loan B-1, the “Term Loans”). The Company’s obligations under the Term Loan Facility are guaranteed by Parent and certain current and future U.S. subsidiaries of Parent and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of the borrower and each guarantor, except for certain excluded assets and the collateral securing the New ABL Revolver (as defined below) on a first priority basis, and a second-priority lien on the collateral securing the New ABL Revolver on a first-priority basis.

On the Closing Date, the Company also replaced its existing ABL Revolver with a new ABL Revolver (the “New ABL Revolver”) among the Parent, Company, certain subsidiaries of the Parent, the lenders party thereto, Bank of America, N.A., as the administrative agent, and the other agents party thereto. The New ABL Revolver matures on April 25, 2018. The New ABL Revolver provides for a revolving credit line of up to $175 million of borrowings solely to the U.S. domestic borrowers, including (i) a $30 million sub-limit for letters of credit and (ii) a $15 million swingline facility. The Company’s obligations under the New ABL Revolver are guaranteed by Parent and certain current and future U.S. subsidiaries of Parent and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on accounts receivable, inventory, cash, deposit accounts, securities accounts and proceeds of the foregoing and certain assets related thereto and a second-priority lien on the collateral that secures the Term Loans on a first-priority basis.

The Company used the proceeds from the offering of the Notes along with borrowings under the Term Loans and cash on hand to (i) fund the redemption on May 24, 2013 of its 9% senior subordinated notes due 2014 and its 10.75% senior secured notes due 2016, (ii) redeem the preferred shares of Affinia Group Holdings Inc., its parent company, (iii) partially repay the seller note issued by Affinia Group Holdings Inc. to Dana Corporation (“Dana”) in connection with the acquisition of substantially all of the aftermarket business operations of Dana in 2004, (iv) make a distribution to Affinia Group Holdings Inc.’s stockholders and (v) pay fees and expenses.

The Indenture, Term Loan Facility and the New ABL Revolver are discussed below.

Indenture

Pursuant to the Indenture, the Company issued and sold to the initial purchasers $250 million aggregate principal amount of the Notes. The terms of the Indenture provide that, among other things, the Notes rank equally in right of payment to all of the Company’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Company’s and Guarantors’ existing and future subordinated debt. The Notes are structurally subordinated to all of the liabilities and obligations of the Company’s subsidiaries that do not guarantee the Notes. The Notes are effectively junior in right of payment to all of the Company’s and the Guarantors’ secured indebtedness, including the Term Loans and the New ABL Revolver, to the extent of the value of the collateral securing such indebtedness.

Guarantees. The Guarantors guarantee the Company’s obligations under the Notes on a senior unsecured basis.

Interest Rate. Interest on the Notes accrues at a rate of 7.750% per annum. Interest on the Notes is payable in cash semiannually in arrears on May 1 and November 1 of each year, commencing on November 1, 2013.

Redemption Following Public Equity Offering. Prior to May 1, 2016 and subject to certain conditions the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of an equity offering upon at least 15 but not more than 60 days’ prior notice at a redemption price equal 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of redemption, provided that at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture and the aggregate principal amount of any additional notes issued under the Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption and provided, further, that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Optional Redemption.

On and after May 1, 2016, the Company may at its option redeem the Notes, in whole or in part, upon at least 15 but not more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period Redemption price

2016	105.813%
2017	103.875%
2018	101.938%
2019 and thereafter	100.000%

Prior to May 1, 2016, the Company may redeem the Notes, in whole or in part, upon at least 15 but not more than 60 days’ prior notice at a price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of the redemption, plus (iii) accrued and unpaid interest, if any, thereon, to the date of redemption.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), the Company will be required to make an offer to repurchase all of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: incur additional debt; provide guarantees and issue mandatorily redeemable preferred stock; pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments including the prepayment of certain indebtedness; enter into agreements that restrict distributions from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of restricted subsidiaries; enter into transactions with affiliates; create or incur liens; and merge, consolidate or sell substantially all of its assets.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and other monetary obligations on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Term Loan Facility

On the Closing Date, pursuant to the Term Loan Facility, the Company entered into (i) a Term Loan B-1 in an aggregate principal amount of $200 million and (ii) a Term Loan B-2 in an aggregate principal amount of $470 million. The Term Loan B-1 amortizes in quarterly installments in an amount equal to 1.00% per annum during the period of two years and nine months after the Closing Date, with the balance due on the date that is three years after the Closing Date. The Term Loan B-2 amortizes in quarterly installments in an amount equal to 1.00% per annum during the period of six years and nine months after the Closing Date, with the balance due on the date that is seven years after the Closing Date.

Guarantees and collateral. The indebtedness, obligations and liabilities under the Term Loan Facility are unconditionally guaranteed jointly and severally on a senior secured basis by Parent and certain of its current and future U.S. subsidiaries, and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of the borrower and each guarantor (including (i) a perfected pledge of all of the capital stock of the borrower and each direct, wholly-owned material subsidiary held by the borrower or any guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, equipment, general intangibles, investment property, intellectual property, material fee-owned real property, intercompany notes and proceeds of the foregoing) except for certain excluded assets and the collateral securing the New ABL Revolver on a first priority basis, and a second-priority lien on the collateral securing the New ABL Revolver on a first-priority basis.

Mandatory prepayments. The Term Loan Facility requires the following amounts to be applied to prepay the Term Loans, subject to certain thresholds, exceptions and reinvestment rights: 100% of the net proceeds from the incurrence of indebtedness (other than permitted indebtedness), 100% of the net proceeds of certain asset sales (including insurance or condemnation proceeds), other than the collateral securing the New ABL Revolver on a first-priority basis, and 50% of excess cash flow with stepdowns to 25% and 0% based on certain leverage targets.

Mandatory prepayments will be allocated ratably between Term Loan B-1 and Term Loan B-2 and, within each, will be applied to reduce remaining amortization payments in the direct order of maturity for the immediately succeeding eight quarters and, thereafter, pro rata.

Voluntary Prepayments. The Company may voluntarily prepay outstanding Term Loans in whole or in part at any time without premium or penalty (other than a 1.00% premium payable until, in the case of the Term Loan B-1, six months following the Closing Date and, in the case of the Term Loan B-2, one year following the Closing Date, on (i) the amount of loans prepaid or refinanced with proceeds of long-term bank debt financing or any other financing similar to such borrowings having a lower effective yield or (ii) the amount of loans the terms of which are amended to the same effect), subject to payment of customary breakage costs in the case of LIBOR rate loans. Optional prepayments of the Term Loans will be applied to the remaining installments thereof at the direction of the Company.

Interest Rates. Outstanding borrowings under the Term Loan Facility accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable spread or (ii) a LIBOR rate plus the applicable spread. The applicable margin for borrowings under the Term Loan B-1 is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR rate borrowings, and the applicable margin for borrowing under the Term Loan B-2 is 2.50% with respect to base rate borrowings and 3.50% with respect to LIBOR rate borrowings. The LIBOR rate is subject to a floor of 0.75% per annum with respect to Term Loan B-1 and 1.25% per annum with respect to Term Loan B-2. Overdue principal with respect to the Term Loans will bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest and other overdue amounts with respect to the Term Loans will bear interest at a rate 2.00% in excess of the rate applicable to base rate borrowings.

Covenants. The Term Loan Facility contains affirmative and negative covenants that, among other things, limit or restrict the ability of Parent, the Company and its subsidiaries to create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material governance documents; change the nature of the business of the borrower and its subsidiaries; redeem or repurchase capital stock or prepay; redeem or repurchase certain debt; engage in certain transactions with affiliates; change the borrower’s fiscal periods; and enter into certain restrictive agreements.

The Term Loan Facility also contains certain customary affirmative covenants and events of default, including a change of control.

The description of the Term Loan Facility set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Term Loan Facility a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference, and the Guarantee and Collateral Agreement which is attached hereto as Exhibits 4.4 and is incorporated herein by reference.

New ABL Revolver

On the Closing Date, pursuant to the New ABL Revolver, Parent, the Company and certain subsidiaries of Parent entered into a revolving credit facility of up to $175 million for borrowings solely to the U.S. domestic borrowers, including (i) a $30 million sub-limit for letters of credit and (ii) a $15 million swingline facility. Availability under the New ABL Revolver will be based upon monthly (or more frequent under certain circumstances) borrowing base valuations of the Company’s eligible inventory and accounts receivable and will be reduced by certain reserves in effect from time to time.

Maturity. The New ABL Revolver is scheduled to mature on April 25, 2018.

Guarantees and collateral. The indebtedness, obligations and liabilities under the New ABL Revolver are unconditionally guaranteed jointly and severally on a senior secured basis by Parent and certain of its current and future U.S. subsidiaries, and are secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on accounts receivable, inventory, cash, deposit accounts, securities accounts and proceeds of the foregoing and certain assets related thereto and a second-priority lien on the collateral that secures the Term Loans on a first-priority basis.

Mandatory prepayments. If at any time the outstanding borrowings under the New ABL Revolver (including outstanding letters of credit and swingline loans) exceed the lesser of (i) the borrowing base as in effect at such time and (ii) the aggregate revolving commitments as in effect at such time, the borrowers will be required to prepay an amount equal to such excess and/or cash collateralize outstanding letters of credit.

Voluntary Prepayments. Subject to certain conditions, the New ABL Revolver allows the borrowers to voluntarily reduce the amount of the revolving commitments and to prepay the loans without premium or penalty other than customary breakage costs for LIBOR rate contracts.

Interest rates and fees. Outstanding borrowings under the New ABL Revolver accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable spread, as set forth below or (ii) a LIBOR rate plus the applicable spread, as set forth below. Swingline loans bear interest at a base rate plus the applicable spread. The Company will pay a commission on letters of credit issued under the New ABL Revolver at a rate equal to the applicable spread for loans based upon the LIBOR rate.

Level	Average Aggregate Availability	Base Rate Loans and Swingline Loans	LIBOR Loans
I	<$50,000,000	1.00%	2.00%
II	> $50,000,000 but < $100,000,000	0.75%	1.75%
III	> $100,000,000	0.50%	1.50%

The borrowers will pay certain fees with respect to the New ABL Revolver, including (i) an unused commitment fee on the undrawn portion of the credit facility of 0.25% per annum in the event that more than 50% of the commitments (excluding swingline loans) under the credit facility are utilized, and 0.375% per annum in the event that less than or equal to 50% of the commitments (excluding swingline loans) under the credit facility are utilized and (ii) customary annual administration fees and fronting fees in respect of letters of credit equal to 0.125% per annum on the stated amount of each letter of credit outstanding during each fiscal quarter. During an event of default, all loans and other obligations under the New ABL Revolver may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest.

Cash Dominion. Commencing on the day that an event of default occurs or availability under the New ABL Revolver is less than the greater of 12.5% of the total borrowing base and $17.5 million and continuing until no event of default has existed and availability has been greater than such thresholds at all times for 60 consecutive days, amounts in the Company’s deposit accounts and the deposit accounts of the guarantors (other than certain excluded accounts) will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the New ABL Revolver.

Covenants. The New ABL Revolver contains affirmative and negative covenants that, among other things, limit or restrict the ability of Parent, the Company and its subsidiaries to: create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material governance documents; change the nature of the business of the borrowers and their subsidiaries; redeem or repurchase capital stock or prepay, redeem or repurchase certain debt; engage in certain transactions with affiliates; change the borrowers’ fiscal periods; and enter into certain restrictive agreements.

In addition, commencing on the day that an event of default occurs or availability under the New ABL Revolver is less than the greater of 10.0% of the total borrowing base and $15.0 million and continuing until no event of default has existed and availability under the New ABL

Revolver has been greater than such thresholds at all times, in each case, for 30 consecutive days, Parent will be required to maintain a fixed charge coverage ratio of at least 1.0x measured for the last 12-month period.

The New ABL Revolver also contains certain customary affirmative covenants and events of default, including a change of control.

The description of the New ABL Revolver set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the New ABL Revolver, a copy of which is attached hereto as Exhibit 4.5 and is incorporated herein by reference, and the Guarantee and Collateral Agreement, which is attached hereto as Exhibit 4.6 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated April 25, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

Exhibit 4.2	Form of 7.750% Senior Note Due 2021 (included in Exhibit 4.1).

Exhibit 4.3	Credit Agreement, dated April 25, 2013, among Parent, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 4.4	Guarantee and Collateral Agreement, dated April 25, 2013, among Parent, the Company, the subsidiary loan parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Exhibit 4.5	ABL Credit Agreement, dated April 25, 2013, among Parent, the Company, certain subsidiaries of Parent party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

Exhibit 4.6	Guarantee and Collateral Agreement, dated April 25, 2013, among Parent, the Company, the subsidiary loan parties identified therein and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: May 1, 2013	/s/ Steven E. Keller
Steven E. Keller
General Counsel

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated April 25, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

Exhibit 4.2	Form of 7.750% Senior Note Due 2021 (included in Exhibit 4.1).

Exhibit 4.3	Credit Agreement, dated April 25, 2013, among Parent, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 4.4	Guarantee and Collateral Agreement, dated April 25, 2013, among Parent, the Company, the subsidiary loan parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Exhibit 4.5	ABL Credit Agreement, dated April 25, 2013, among Parent, the Company, certain subsidiaries of Parent party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

Exhibit 4.6	Guarantee and Collateral Agreement, dated April 25, 2013, among Parent, the Company, the subsidiary loan parties identified therein and Bank of America, N.A., as Administrative Agent.